EXHIBIT 22.1

                     SUBSIDIARIES OF INTER-TEL, INCORPORATED

         Listed below are all the subsidiaries of Inter-Tel, Incorporated, as well as the jurisdiction under the laws of which each was organized, and the percentage of the outstanding voting stock of each owned by Inter-Tel, Incorporated.

                                           Percentage         State or
                                           of Voting        Jurisdiction
Name                                      Stock Owned      of Organization
----                                      -----------      ---------------

Inter-Tel Integrated Systems, Inc.            100%            Arizona

Inter-Tel Communications, Inc.                100%            Arizona

Inter-Tel Leasing, Inc.                       100%            Arizona

Inter-Tel Midwest, Inc.                       100%            Delaware

Inter-Tel Incorporated-New Jersey             100%            Delaware

Inter-Tel NetSolutions, Inc.                  100%            Texas

Inter-Tel DataCom, Inc.                       100%            California

Southwest Telephone Systems, Inc.             100%            New Mexico

American Telcom Corp. of Georgia, Inc.        100%            Georgia

Access West, Inc.                             100%            California

Inter-Tel Equipment (UK), Ltd.                100%            United Kingdom

Inter-Tel Japan, Inc.                         100%            Japan